EXHIBIT 99

Press Release	Source: First Acceptance Corporation
Contact: Michael Bodayle (615) 844-2885
First Acceptance Corporation Reports First Quarter Financial Results
NASHVILLE, TN, November 9, 2006 /Businesswire-FirstCall/ — First Acceptance Corporation (NYSE: FAC) today reported its financial results for the first quarter ended September 30, 2006 of its fiscal year ending June 30, 2007.
     Total revenues for the three months ended September 30, 2006 increased 57% to $79.1 million, from $50.3 million in the same period last year. Net income for the three months ended September 30, 2006 was $1.5 million, or $0.03 per share on a fully-diluted basis, compared with net income of $3.7 million, or $0.08 per share on a fully-diluted basis, for the same period of fiscal 2006. Net income for the current quarter was adversely impacted by the development of loss and loss adjustment expense reserves for prior accident quarters of approximately $3.7 million on a pre-tax basis.
Premium Growth
     Premiums earned increased by $24.7 million, or 57%, to $67.4 million for the three months ended September 30, 2006, from $42.8 million for the three months ended September 30, 2005. The increase was due primarily to the development of additional retail locations. Approximately 80% of the premium growth was in Florida and Texas, where the Company opened 81 locations in fiscal year 2006, and Chicago, where the Company acquired 72 locations in January 2006. The total number of insured policies in force at September 30, 2006 increased 73% over the same date in 2005 from 125,799 to 217,308. At September 30, 2006, the Company operated 466 retail locations (or “stores”) compared with 310 stores at September 30, 2005.
Loss and Loss Adjustment Expense Ratio
     The loss and loss adjustment expense ratio was 77.8% for the three months ended September 30, 2006 compared with 66.6% for the three months ended September 30, 2005. During the three months ended September 30, 2006, loss and loss adjustment expense reserves for prior accident quarters developed adversely by approximately $3.7 million and accounted for 5.5% of the ratio for the current quarter. Of these amounts, $2.5 million, or 3.7%, related to liability coverages and $1.2 million, or 1.8%, related to physical damage coverages. The adverse development related primarily to the estimation of the severity of losses in Florida and Texas, where the Company had significant growth during 2006 and Georgia where the Company reduced its physical damage premium rates effective January 23, 2006. The Company has or will be taking action to modify premium rates in these states. Excluding the adverse development for prior accident quarters, the loss and loss adjustment expense ratio for the current quarter was 72.3% compared with 66.6% for the same quarter last year. This increase in the ratio for the current accident quarter was the result of three factors: anticipated higher loss ratios in Florida and Texas; an increase in the loss adjustment expense ratio (primarily as a result of a planned increase in claims department staffing as a result of recent and future growth); and an increase in the loss ratio in other states.

Expense and Combined Ratio
     The expense ratio decreased from 20.6% for the three months ended September 30, 2005 to 18.6% for the three months ended September 30, 2006. This decrease is primarily the result of the increase in premiums earned from new stores without a corresponding increase in their fixed operating costs (advertising, rent and base compensation of our employee-agents). The combined ratio increased to 96.4% for the three months ended September 30, 2006 from 87.2% for the three months ended September 30, 2005 due to the factors previously discussed.
About First Acceptance Corporation
     First Acceptance Corporation provides non-standard private passenger automobile insurance, primarily through employee-agents. As for September 30, 2006, the Company leased and operated 466 retail offices in 12 states. The Company’s insurance company subsidiaries are licensed to do business in 25 states.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
($000s EXCEPT PER SHARE DATA)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Revenues:
Premiums earned	$67,421	$42,754
Fee income	9,212	6,405
Transaction service fee	575	—
Investment income	1,947	1,099
Losses on sales of investments	(53)	—

	79,102	50,258

Costs and expenses:
Losses and loss adjustment expenses	52,420	28,491
Insurance operating expenses	22,329	15,223
Other operating expenses	1,108	613
Stock-based compensation	104	84
Depreciation and amortization	393	214
Interest expense	412	—

	76,766	44,625

Income before income taxes	2,336	5,633
Income tax expense	843	1,920

Net income	$1,493	$3,713

Net income per share, basic and diluted	$0.03	$0.08

Number of shares use to calculate net income per share:
Basic	47,545	47,455

Diluted	49,663	49,465

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations — By Business Segment
($000s EXCEPT PER SHARE DATA)
(Unaudited)
INSURANCE OPERATIONS

	Three Months Ended
	September 30,
	2006	2005
Revenues:
Premiums earned	$67,421	$42,754
Fee income	9,212	6,405
Transaction service fee	575	—
Investment income	1,859	887
Losses on sales of investments	(53)	—

	79,014	50,046

Costs and expenses:
Losses and loss adjustment expenses.	52,420	28,491
Operating expenses	22,329	15,223
Depreciation and amortization	393	214

	75,142	43,928

Income before income taxes	$3,872	$6,118

REAL ESTATE AND CORPORATE(1)

	Three Months Ended
	September 30,
	2006	2005
Revenues:
Investment income	$88	$212

	88	212

Costs and expenses:
Operating expenses	1,108	613
Stock-based compensation	104	84
Interest expense	412	—

	1,624	697

Loss before income taxes	$(1,536)	$(485)

(1)	Includes activities related to disposing of foreclosed real estate held for sale, interest expense associated with debt, and general corporate overhead.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
($000s EXCEPT PER SHARE DATA)
(Unaudited)

	September 30	June 30,
	2006	2006
ASSETS
Fixed maturities, available-for-sale, at market value	$141,052	$127,828
Cash and cash equivalents	27,266	31,534
Premiums and fees receivable	72,320	64,074
Reinsurance recoverables	1,063	1,344
Deferred tax asset	47,405	48,068
Other assets	11,521	12,171
Foreclosed real estate held for sale	128	87
Deferred acquisition costs	6,057	5,330
Goodwill and identifiable intangible assets	143,766	143,870

TOTAL	$450,578	$434,306

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	70,534	62,822
Unearned premiums	85,979	76,117
Notes payable and capitalized lease obligations	22,813	24,026
Other liabilities	12,370	17,918

Total liabilities	191,696	180,883
Total stockholders’ equity	258,882	253,423

TOTAL	$450,578	$434,306

Book value per share	$5.44	$5.33

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data
($000s EXCEPT PER SHARE DATA)
(Unaudited)
GROSS PREMIUMS EARNED BY STATE

	Three Months Ended
	September 30,
	2006	2005
Gross premiums earned:
Georgia	$17,190	$17,316
Florida	12,229	2,589
Alabama	7,289	6,930
Texas	6,661	2,459
Illinois	6,637	122
Tennessee	5,947	6,331
Ohio	3,862	3,300
Indiana	1,937	1,161
South Carolina	1,822	—
Missouri	1,430	1,234
Mississippi	1,231	1,211
Pennsylvania	1,186	125

Total gross premiums earned	67,421	42,778
Premiums ceded	—	(24)

Total net premiums earned	$67,421	$42,754

GAAP COMBINED RATIOS (INSURANCE COMPANIES)

	Three Months Ended
	September 30,
	2006	2005
Loss and loss adjustment expense	77.8%	66.6%
Expense(1)	18.6%	20.6%

Combined	96.4%	87.2%

(1)	Insurance operating expenses are reduced by fee income from insureds and the transaction service fee received from the Chicago agencies whose business we acquired.
POLICIES IN FORCE

	Three Months Ended
	September 30,
	2006	2005
Policies in force — beginning of period	200,401	119,422
Net increase during period	16,907	6,377

Policies in force — end of period	217,308	125,799

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data (continued)
(Unaudited)
NUMBER OF RETAIL LOCATIONS
     Retail location counts are based upon the date that a location commenced writing business. At September 30, 2005, we had previously reported this information based upon the date that a location was leased. Count information for all prior periods presented has been restated to conform to the current period’s method of presentation.

	Three Months Ended
	September 30,
	2006	2005
Retail locations — beginning of period	460	248
Opened	9	63
Closed	(3)	(1)

Retail locations — end of period	466	310

     The following table shows the number of our retail locations by state and the change from the preceding quarter end.

					Change in Locations
					Three Months Ended
	September 30,		June 30,		September 30,
	2006	2005	2006	2005	2006	2005
Alabama	25	25	25	25	—	—
Florida	40	25	39	20	1	5
Georgia	63	63	63	62	—	1
Illinois	85	13	86	5	(1)	8
Indiana	26	21	26	21	—	—
Mississippi	8	8	8	8	—	—
Missouri	17	17	18	14	(1)	3
Ohio	30	29	30	29	—	—
Pennsylvania	25	15	25	7	—	8
South Carolina	26	—	21	—	5	—
Tennessee	21	20	20	20	1	—
Texas	100	74	99	37	1	37

Total	466	310	460	248	6	62